UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 26, 2012 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 342-W, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 12, 2012, Banyan Rail Services Inc. (the “Company”) issued 3,000 shares of Series C Preferred Stock (“Preferred Stock”) to Patriot Rail Services, Inc. (“Patriot Rail”) for $100 a share or $300,000 in total. On April 26, 2012, the Company issued 1,000 shares of Preferred Stock to Patriot Rail for $100 a share or $100,000 in total. Gary O. Marino, the Company’s chairman and chief executive officer, is the president of Patriot Rail and a significant stockholder of Patriot Rail’s parent company. The proceeds from the sale of the Preferred Stock were used for working capital purposes. Beginning June 30, 2014 (or sooner upon the occurrence of certain events), the Preferred Stock will be convertible into our common stock.

The issuances of the Preferred Stock were made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Christopher J. Hubbert Title: Secretary

Dated April 30, 2012